Exhibit 10.37
CIT Business Credit	T: 212 536-1200
211 Avenue of the Americas
New York, NY 10036

December 30, 2004

KNOGO NORTH AMERICA INC.
1881 Lakeland Avenue
Ronkonkoma, New York 11779

Gentlemen:

Reference is made to (i) the Financing Agreement between us dated March 22, 2002, as the same may be amended from time to time (the “Financing Agreement”) and (ii) the Forbearance Agreement between us dated December 8, 2003, as the same may be amended from time to time (the “Forbearance Agreement”). Capitalized terms used herein and defined in the Financing Agreement and/or the Forbearance Agreement (as defined in the Financing Agreement) shall have the same meanings herein as specified therein unless otherwise specifically defined herein.

Effectively immediately, pursuant to mutual understanding and agreement, the Financing Agreement shall be, and hereby is, amended as follows:

1.  The expiration date of the Forbearance Agreement shall be extended from December 8, 2004 to June 30, 2005. In addition, the date December 8, 2004 set forth in Paragraph B of the Forbearance Agreement (which was extended from the original date of June 25, 2004) with respect to the $20,000 monthly payments on the Inventory Loan shall be extended to June 30, 2005.

2.  The definition of Anniversary Date as referred to Section 1 of the Financing Agreement shall be, and hereby is, deleted in its entirety and replaced by the following:

  “Anniversary Date shall mean June 30, 2005.”

Notwithstanding anything to the contrary contained in the Financing Agreement, the Financing Agreement shall automatically terminate as of the Anniversary Date and all Obligations under the Financing Agreement shall become immediately due and payable on the Anniversary Date.

To compensate us for the use of our in-house legal department and facilities in documenting this agreement, you agree to pay us a Documentation Fee equal to $270.00. Said amount shall be due and payable upon the date hereof and may at our option be charged to your account under the Financing Agreement on the due date thereof.

No other change in the terms or provisions of the Financing Agreement or Forbearance Agreement is intended or implied, and each of such agreements is hereby ratified and confirmed.

If the foregoing, is in accordance with your understanding our agreement kindly so indicate by signing and returning the enclosed copy of this letter. The Guarantor has signed below to confirm that its guaranty and/or pledge and security agreements shall continue in full force and effect notwithstanding the foregoing agreement.

Very truly yours,

THE CIT GROUP/BUSINESS CREDIT, INC.

By: /s/ Kim Nguyen
Title: Assistant Vice President

Read and Agreed to:

KNOGO NORTH AMERICA INC.

By: /s/ Peter J. Mundy
Title: Vice President - CFO

Confirmed:

SENTRY TECHNOLOGY CORP.

By: /s/ Peter J. Mundy
Title: Vice President - CFO